Exhibit 10.1

$150,000	August 31, 2020

PROMISSORY NOTE

FOR VALUE RECEIVED, Bespoke Extracts, Inc., a Nevada corporation (the “Company”) hereby promises to pay to Danil Pollack (“Holder”), in lawful money of the United States of America, the principal sum of One Hundred Fifty Thousand Dollars ($150,000), on November 30, 2020 (the “Maturity Date”).

This Note will not bear interest.

The Company shall have the right to prepay, at any time and from time to time without premium or penalty, the entire unpaid principal balance of this Note or any portion thereof.

This Note shall be governed by and construed in accordance with the internal laws of the State of New York. Holder and Company hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the County of New York over any dispute relating to this Note and Company and Holder each hereby irrevocably agree that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the day and year first above written.

Bespoke Extracts, Inc.

By:	/s/ Danil Pollack
Name:	Danil Pollack
Title:	Chief Executive Officer